UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/07/2009

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of Incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Effective April 7, 2009, JMP Group Inc. (the “Company”), through its majority owned indirect subsidiary JMP Credit Corporation, completed the acquisition of 100% of the membership interests of Cratos Capital Partners, LLC and its subsidiary Cratos Capital Management, LLC (collectively, “Cratos”), an alternative asset manager of collateralized loan obligations, together with certain securities of Cratos CLO I, Ltd. (the “CLO”), a diversified portfolio of approximately $467 million par amount of first lien corporate loans for which Cratos serves as investment adviser.

JMP Credit Corporation acquired the membership interests in Cratos from a financial institution and private partnership for net cash consideration of $4 million and further agreed to indemnify the recipient of a contingent $3 million payment from the CLO against future claims on such amount.

The Company expects that it will consolidate the operations of JMP Credit Corporation and Cratos CLO I, Ltd. into its financials commencing with the second quarter of 2009. As of April 7, 2009 the total debt outstanding of Cratos CLO I, Ltd. was $446 million. The Purchase Agreement dated as of March 31, 2009 is attached hereto as Exhibit 2.1 to this current report on
Form 8-K, and is incorporated into this Item by reference.

Item 7.01	Regulation FD Disclosure.

On April 13, 2009, the Company issued a press release announcing that its majority-owned subsidiary JMP Credit Corporation had completed the acquisition of Cratos Capital Partners, LLC and its subsidiary Cratos Capital Management, LLC. A copy of that press release is furnished herewith as Exhibit 99.1 to this current report on Form 8-K.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01	Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

2.1	Purchase Agreement dated March 31, 2009.*

99.1	Press release of the Company dated April 13, 2009.

*	Confidential treatments has been requested for certain portions of this Exhibit 2.1 under CFR §§ 230.246-2 and 200.80(b)(4).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: April 13, 2009	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement dated March 31, 2009*

99.1	Press release of the Company dated April 13, 2009.

*	Confidential treatments has been requested for certain portions of this Exhibit 2.1 under CFR §§ 230.246-2 and 200.80(b)(4).